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FOR IMMEDIATE RELEASE

          SECURED SERVICES RECEIVES $7 MILLION IN INSTITUTIONAL FUNDING

                PROCEEDS TO FUND INTERNAL GROWTH AND ACQUISITION

NEW YORK, NY, JUNE 15, 2005 -- Secured Services Inc. (OTC Bulletin Board: SSVC), the Company, a leader in identity and access management security software and services, announced today it has closed a $7.0 million institutional private placement. Merriman Curhan Ford & Co. acted as sole placement agent in this transaction. The investors, Midsummer Investment, Ltd. and a small number of qualified institutional buyers and accredited investors approved by the Company, will purchase up to $7 million of 3-year, 7 1/2% Convertible Debentures.

Four of the seven million dollars are to be paid immediately. The remainder will be made available upon the Company meeting certain conditions. The debenture is convertible into 5,837,146 common shares and carries 40% warrant coverage exercisable at approximately $1.28 per share.

"We are pleased to have closed this round of institutional investment. The proceeds will fund our working capital requirements in sales and marketing, with particular focus on building indirect sales through our partner program," said Michael Dubreuil, Chairman of Secured Services. "Additionally, we can now close one of the two strategic acquisitions we announced earlier this year."

"Our market space is experiencing significant demand and, in Identiprise(TM), we clearly have the strongest and most comprehensive identity management solution available today", said King Moore, CEO and President of Secured Services. "Our sales organization has done a great job of identifying opportunities and elevating our profile within the large corporate and government organizations that will benefit most from our offerings. We are poised to convert those opportunities into revenue during the balance of this year."

Enterprises are bombarded by complex security and regulatory challenges, including homeland security, identity protection, HIPAA and Sarbanes-Oxley compliance, wireless security, and network breaches. This creates frustration and inefficiency for users, administrators, and compliance officers alike. Identiprise enhances top-line growth and bottom-line performance by solving significant portions of these problems. Identiprise is identity-centric software for the management of user identities and connectivity. It

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deploys rapidly and non-disruptively, to govern and audit user access privileges to all applications, from all devices, across any wired or wireless network. The result is secure business transactions that are executed in a trustworthy environment.

About Secured Services:
Secured Services is the first single-vendor provider of Secured User Management software and services for the enterprise. With Identiprise, the identity truly becomes the foundation for managing the organization's IT operations, compliance, and security. Thanks to its Span, Speed, and Scale architecture, Identiprise deploys rapidly and without disruption to complex IT environments, enabling audited and enterprise-wide access to all applications, from all devices, across any wired or wireless network. For more information about Secured Services, please visit: WWW.SECURED-SERVICES.COM, or contact Bill Arnold, Crosslink Financial Communications (415) 388-4675.

Forward-Looking Statement
STATEMENTS MADE IN THIS NEWS RELEASE THAT RELATE TO FUTURE PLANS, EVENTS OR PERFORMANCES ARE FORWARD-LOOKING STATEMENTS. ANY STATEMENT CONTAINING WORDS SUCH AS "BELIEVES," "ANTICIPATES," "PLANS," "EXPECTS," AND SIMILAR WORDS, IS FORWARD-LOOKING, AND THESE STATEMENTS INVOLVE RISKS AND UNCERTAINTIES AND ARE BASED ON CURRENT EXPECTATIONS. CONSEQUENTLY, ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THE EXPECTATIONS EXPRESSED IN THESE FORWARD-LOOKING STATEMENTS. REFERENCE IS MADE TO THE COMPANY'S PUBLIC FILINGS WITH THE US SECURITIES AND
EXCHANGE COMMISSION FOR FURTHER INFORMATION REGARDING THE COMPANY AND ITS OPERATIONS.

(SOURCE: SECURED SERVICES)

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